UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2007

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7000 Shoreline Court, Suite 370, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2007, Hana Biosciences, Inc. (the “Company”) entered into a Product Development and Commercialization Sublicense Agreement (the “Sublicense Agreement”) with Par Pharmaceutical, Inc. (“Par”) and NovaDel Pharma, Inc. (“NovaDel”), pursuant to which the Company granted to Par and its affiliates, and NovaDel consented to such grant, a royalty-bearing exclusive right and license to develop and commercialize Zensana within the United States and Canada. The Company previously had acquired such exclusive, sublicensable rights from NovaDel and commenced development of Zensana™, a pharmaceutical product that contains ondansetron, pursuant to a License Agreement with NovaDel dated October 24, 2004, as amended (the “License Agreement”). As agreed by the Company and NovaDel, Par assumed primary responsibility for the development, regulatory approval by the U.S. Food and Drug Administration (the “FDA”), and sales and marketing of Zensana.

In consideration for the license grant to Par, and upon execution of the Sublicense Agreement, Par purchased 2,500,000 newly-issued shares of the Company’s common stock at a price per share of $2.00 per share for aggregate consideration of $5,000,000. The share purchase price reflected a 25% premium to the volume-weighted average sale price of the Company’s common stock during the 10 trading days ending July 30, 2007. The purchase of the shares was made pursuant to a separate subscription agreement between the Company and Par dated July 31, 2007. Under the terms of the subscription agreement, Par agreed that it will not sell, transfer or otherwise dispose of all or any such shares for one year following the effective date of the Sublicense Agreement or, if earlier, the filing of a new drug application with the FDA or the termination of the Sublicense Agreement (the “Lock-Up Period”). For a one-year period following the expiration of the Lock-Up Period, Par further agreed not to sell more than 50% of the shares in any 90-day period. The offer and sale of the Company’s shares to PAR was registered under the Securities Act of 1933 and made pursuant to the Company’s Form S-3 registration statement, SEC File. No. 333-138138.

As additional consideration for the sublicense, following regulatory approval of Zensana, the Sublicense Agreement Par is required to pay the Company an additional one-time payment of $6,000,000, of which $5,000,000 is payable by the Company to NovaDel under the License Agreement. In addition, the Sublicense Agreement provides for an additional aggregate of $44,000,000 in commercialization milestone payments based upon actual net sales of Zensana in the United States and Canada, which amounts are not subject to any corresponding obligations to NovaDel. The Company will also be entitled to royalty payments based on net sales of Zensana by Par or any of its affiliates in such territory, however, the amount of such royalty payments is generally equal to the same amount of royalties that the Company will owe NovaDel under the License Agreement, except to the extent that aggregate net sales of Zensana exceed a specified amount in the first 5 years following FDA approval of an NDA, in which case the royalty rate payable to the Company increases beyond its royalty obligation to NovaDel.

Under the Sublicense Agreement, NovaDel retained ownership of all intellectual property rights in its licensed technology, including any improvements made by either the Company or Par. NovaDel also retained control over prosecution and enforcement of such intellectual property rights, subject to Par’s right to be kept informed and to provide input for NovaDel’s consideration regarding such efforts.

Each party agreed to indemnify the others for its own breach of the Sublicense Agreement, negligence or willful acts or omissions of such party or its affiliates. Par also agreed to indemnify the Company and NovaDel for any third party claim arising out of Par’s use of NovaDel’s licensed technology or exploitation of the licensed product in the territory, except to the extent such claims are within the scope of the Company’s and NovaDel’s respective indemnity obligations.

The term of the Sublicense Agreement will extend until the later of the expiration of the last to expire patent covered by the License Agreement that includes at least one valid claim, or 20 years from the date of the Sublicense Agreement. The Sublicense Agreement will also provide that Par may terminate the agreement earlier in the event the Company shall become bankrupt, initiates a bankruptcy or similar proceeding, or is the subject of an involuntary bankruptcy or similar proceeding that is not dismissed within 60 days. Par will also have the right to terminate the Sublicense Agreement, upon 30 days’ notice and an opportunity to cure, in the event the Company commits a material breach of the agreement. Par may also terminate the agreement for any reason upon 90 days’ notice, in which case the Company has the right to resume development of Zensana. NovaDel will also have the right to terminate the Sublicense Agreement upon 30 days’ notice and an opportunity to cure in the event either the Company or Par commits a material breach of their respective obligations to NovaDel. Upon 30 days’ notice and an opportunity to cure, the Company will also have the right to terminate the Sublicense Agreement in the event Par commits a material breach of the agreement.

In order to give effect to and accommodate the terms of the Sublicense Agreement, on July 31, 2007, the Company and NovaDel also entered into an Amended and Restated License Agreement. The primary modifications to the Amended and Restated License Agreement are as follows:

•
The Company relinquished its right under the original License Agreement to reduced royalty rates to NovaDel until such time as the Company recovered one-half of its costs and expenses incurred in developing Zensana from sales of Zensana or payments or other fees from a sublicensee;

•	NovaDel will surrender for cancellation all 73,121 shares of the Company’s common stock that it acquired upon the execution of the original License Agreement;

•	The Company will have the right, but not the obligation, to exploit the licensed product in Canada;

•	The Company or its sublicensee must consummate the first commercial sale of the licensed product within 9 months of regulatory approval by the FDA of such product; and

•	If the Sublicense Agreement is terminated, the Company may elect to undertake further development of Zensana.

The Company’s press release dated August 1, 2007 announcing the Sublicense Agreement and Amended and Restated License Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Ex. No.	Description of Exhibit

99.1	Press Release of Hana Biosciences, Inc. dated August 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: August 1, 2007	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

Exhibit Index

Ex. No.	Description

99.1	Press Release of Hana Biosciences, Inc. dated August 1, 2007